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                                                                     EXHIBIT 4.4








                              WASTE SERVICES, INC.


                       CAPITAL ENVIRONMENTAL RESOURCE INC.










                        PREFERRED SUBSCRIPTION AGREEMENT









                                   MAY 6, 2003



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                                TABLE OF CONTENTS

                                                                   PAGE
                                    ARTICLE I
                   Authorization and Sale of the Securities

1.1   Authorization of the Securities................................ii
1.2   Sale of the Initial Securities................................iii
1.3   Sale of the Subsequent Securities.............................iii
1.4   Valuation.......................................................v

                                   ARTICLE II
                             Closing Date; Delivery

2.1   Closing Date....................................................v
2.2   Subsequent Closing Dates........................................v
2.3   Delivery........................................................v

                                   ARTICLE III
  Representations and Warranties of the US Company and the Canadian Company

3.1   Organization and Standing......................................vi
3.2   Corporate Power...............................................vii
3.3   Subsidiaries..................................................vii
3.4   Capitalization...............................................viii
3.5   Authorization; Consents, etc...................................ix
3.6   Reports; Financial Statements..................................xi
3.7   Outstanding Debt...............................................xi
3.8   Absence of Liabilities.........................................xi
3.9   Absence of Certain Changes....................................xii
3.10  Taxes.........................................................xii
3.11  Employee Benefits; ERISA.....................................xiii
3.12  Contracts......................................................xv
3.13  Insurance.....................................................xvi
3.14  Affiliate Arrangements........................................xvi
3.15  Litigation....................................................xvi
3.16  Consents.....................................................xvii
3.17  Properties; Liens and Encumbrances...........................xvii
3.18  Leases.......................................................xvii
3.19  Environmental Matters.......................................xviii
3.20  Offering.......................................................xx
3.21  Compliance with Other Instruments and Laws.....................xx
3.22  Employees......................................................xx
3.23  Brokers.......................................................xxi
3.24  Shareholder Approval..........................................xxi

                                       i

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                                TABLE OF CONTENTS

                                                                   PAGE

3.25  Rights Agreement..............................................xxi

                                   ARTICLE IV
               Representations and Warranties of the Purchasers

4.1   Organization and Authority of the Purchasers.................xxii
4.2   Experience...................................................xxii
4.3   Investment...................................................xxii
4.4   Consents....................................................xxiii
4.5   No Conflicts................................................xxiii

                                    ARTICLE V
                              Conditions to Closing

5.1   Mutual Closing Conditions...................................xxiii
5.2   Conditions to Closing of the Purchasers......................xxiv
5.3   Conditions to Closing of the US Company......................xxvi

                                   ARTICLE VI
                                   Agreements

6.1   Conduct of Business by the Companies; Updated Disclosure;
      Subsequent Acquisitions.....................................xxvii
6.2   Use of Proceeds............................................xxviii
6.3   Availability of Common Shares..............................xxviii
6.4   Listing of Conversion Shares...............................xxviii
6.5   Reporting Requirements Under the Exchange Act................xxix
6.6   Exchange Act Filings.........................................xxix
6.7   Migration....................................................xxix
6.8   Omni Operations..............................................xxxi
6.9   Special Meeting..............................................xxxi
6.10  Efforts to Consummate Transaction; Agreement to Cooperate....xxxi
6.11  Access; Notification of Certain Matters.....................xxxii
6.12  Termination.................................................xxxii
6.13  Effect of Termination......................................xxxiii
6.14  Confidential Information...................................xxxiii
6.15  Tax Covenants...............................................xxxiv
6.16  Joint and Several Liability..................................xxxv
6.17  Certificate of Designations.................................xxxvi
6.18  Dividends...................................................xxxvi

                                   ARTICLE VII
                                 Indemnification

                                       ii

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                                TABLE OF CONTENTS

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
                                                                   PAGE

7.1   Indemnification by the Company..............................xxxvi
7.2   Indemnification by the Purchasers..........................xxxvii
7.3   Limitations on Indemnification.............................xxxvii
7.4   Notice and Defense of Claims...............................xxxvii
7.5   Exclusive Remedies........................................xxxviii
7.6   Limitation of Liability.....................................xxxix
7.7   Treatment as a Purchase Price Adjustment....................xxxix

                                  ARTICLE VIII
                                  Miscellaneous

8.1   Governing Law; Submission to Jurisdiction; Venue............xxxix
8.2   Survival.......................................................xl
8.3   Successors and Assigns.........................................xl
8.4   Entire Agreement; Amendment....................................xl
8.5   Notices.......................................................xli
8.6   Delays or Omissions..........................................xlii
8.7   Expenses.....................................................xlii
8.8   Titles and Subtitles........................................xliii
8.9   Counterparts................................................xliii

SCHEDULES AND EXHIBITS
Schedule of Purchasers

Exhibit A   -     Form of Certificate of Designations
Exhibit B   -     Form of Warrant Agreement and Warrant
Exhibit C   -     Description of Migration
Exhibit D   -     Forms of Opinions
Exhibit E   -     Form of Registration Rights Agreement
Exhibit F   -     Amendments for Canadian Company preferred shares
Exhibit G   -     Amendments for Canadian Company warrant
Exhibit H   -     Form of Penny Warrant Agreement and Warrant

                                      iii


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                        PREFERRED SUBSCRIPTION AGREEMENT

      PREFERRED SUBSCRIPTION AGREEMENT, dated as of May 6, 2003 (the "AGREEMENT"), among Waste Services, Inc. (the "US COMPANY"), a corporation incorporated under the laws of the State of Delaware, Capital Environmental Resource Inc., a corporation amalgamated under the laws of the Province of Ontario, Canada (the "CANADIAN COMPANY"; the US Company and the Canadian Company are sometimes referred to herein individually as a "COMPANY" and together as the "COMPANIES"), Kelso Investment Associates VI, L.P., a Delaware limited partnership ("KIA") and KEP VI, LLC, a Delaware limited liability company ("KEP" and together with KIA, the "PURCHASERS").

                              W I T N E S S E T H:

      WHEREAS, the US Company and the Canadian Company have entered into a Purchase Agreement, dated as of January 14, 2003, by and among each of them, and certain holders of membership interests in Omni Waste of Osceola County LLC ("OMNI") as the other parties thereto, as amended pursuant to an Amendment to Purchase Agreement, dated as of April 1, 2003 and as further amended pursuant to a Second Amendment to Purchase Agreement, dated as of May 1, 2003, and a Purchase Agreement, dated as of January 15, 2003, by and among each of them and Donald F. Moorehead, Jr., as amended pursuant to an Amendment to Purchase Agreement, dated as of February 14, 2003 (such agreements, together, as amended, the "OMNI AGREEMENTS"), which together provide for the acquisition of 100% of the membership interests of Omni;

      WHEREAS, in part to finance the acquisition of Omni pursuant to the Omni Agreements as well as other potential acquisitions by the US Company and the Canadian Company, the US Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the US Company, upon the terms and subject to the conditions set forth herein, (i) certain authorized but unissued shares of preferred stock of the US Company with a liquidation preference of $1,000 per share plus accrued and unpaid dividends (subject to Section 6.7, the "PREFERRED SHARES"), the rights and preferences of which are set forth in the Certificate of Designations of the US Company (the "CERTIFICATE OF DESIGNATIONS") in the form attached as EXHIBIT A hereto and (ii) warrants (subject to Section 6.7, the "SHARE WARRANTS") to purchase authorized but unissued shares of common stock, par value $0.01 per share, of the US Company (subject to Section 6.7, the "COMMON SHARES") pursuant to a Warrant Agreement in the form attached as EXHIBIT B hereto;

      WHEREAS, the issuance and sale contemplated by the immediately preceding recital will be structured so that the US Company will issue and sell to the Purchasers, and the Purchasers will purchase from the US Company, (i) 55,000 Preferred Shares and Share Warrants to purchase 7,150,000 Common Shares at the Closing (as defined in

                                       i


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Section 2.1) and (ii) up to an additional 45,000 Preferred Shares and Share
Warrants to purchase up to an additional 5,850,000 Common Shares at the Subsequent Closings (as defined in Section 2.2), in each case subject to the terms and conditions hereof;

      WHEREAS, the Canadian Company has issued and sold 10,075,000 Series 1 Preferred Shares (the "SERIES 1 PREFERRED SHARES"), and Warrants to purchase 2,015,000 common shares in the capital of the Canadian Company (the "SERIES 1 WARRANTS"), pursuant to that certain Series 1 Preferred Subscription Agreement, dated as of March 31, 2003 (the "SERIES 1 SUBSCRIPTION AGREEMENT"), by and among the Canadian Company and the purchasers of such securities set forth therein;

      WHEREAS, the Series 1 Preferred Shares sold pursuant to the Series 1 Subscription Agreement are automatically convertible into 10,075,000 common shares in the capital of the Canadian Company (the "CANADIAN COMMON SHARES") upon the Canadian Company obtaining shareholder approval for the conversion of such Series 1 Preferred Shares (the "SHAREHOLDER APPROVAL"), such approval to be sought as soon as practicable following the Closing; and

      WHEREAS, as soon as reasonably practicable following the Closing, the Companies also intend to consummate a corporate reorganization by means of a plan of arrangement, a description of which is set forth in EXHIBIT C hereto (the "MIGRATION"), pursuant to which the Canadian Company will become an indirect subsidiary of the US Company.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchasers, the US Company and the Canadian Company hereby agree as follows:

                                   ARTICLE I
                   AUTHORIZATION AND SALE OF THE SECURITIES

      1.1 AUTHORIZATION OF THE SECURITIES.

      (a) The US Company has authorized the issue and sale of (i) 55,000 Preferred Shares (subject to Section 6.7, the "INITIAL SHARES") and (ii) Share Warrants to purchase 7,150,000 Common Shares for an initial exercise price of $3.00 per Common Share (subject to Section 6.7, the "INITIAL WARRANTS," and, together with the Initial Shares, the "INITIAL SECURITIES") for issue and sale at the Closing, subject to the terms and conditions hereof.

      (b) The US Company has authorized the issue and sale of (i) 45,000 Preferred Shares (subject to Section 6.7, the "SUBSEQUENT SHARES") and (ii) Share Warrants to purchase 5,850,000 Common Shares for an exercise price of $3.00 per Common Share (subject to Section 6.7, the "SUBSEQUENT WARRANTS," and, together with

                                       ii


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the Subsequent Shares, the "SUBSEQUENT SECURITIES") for issue and sale at the Subsequent Closings subject to the terms and conditions hereof.

      (c) Subject to Section 6.7, the Initial Warrants together with the Subsequent Warrants and the Share Warrants are hereinafter referred to as the "WARRANTS." Subject to Section 6.7, the Warrants together with the Initial Shares and the Subsequent Shares are hereinafter referred to as the "SECURITIES." Subject to Section 6.7, the Common Shares issuable upon exercise of the Warrants are hereinafter referred to as the "CONVERSION SHARES." Notwithstanding anything herein to the contrary, the number of Subsequent Shares and Subsequent Warrants and the purchase price therefore will be subject to appropriate adjustment in the event of stock splits, stock combinations, reclassifications and such other events as are set forth in the Certificate of Designations and the Warrant Agreement, as the case may be.

      1.2 SALE OF THE INITIAL SECURITIES. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements contained herein, the US Company will issue and sell to each Purchaser, and each Purchaser will purchase from the US Company at the Closing, the number of Preferred Shares and Warrants at the purchase price, in each case, set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto (the "SCHEDULE OF PURCHASERS") under the heading "Initial Purchases."

      1.3 SALE OF THE SUBSEQUENT SECURITIES.

      (a) If the US Company (or the Canadian Company following any Exchange Event (as defined in Section 6.7)) desires to issue and sell Subsequent Securities to the Purchasers at any time prior to the third anniversary of the Closing Date, the US Company (or the Canadian Company following any Exchange Event) shall notify the Purchasers in writing at least 20 days prior to any proposed Subsequent Closing relating thereto and such notice may be accompanied by an updated Schedule of Exceptions (as defined in Section 3) as contemplated by Section 6.1(b) (any such notice, a "SUBSEQUENT CLOSING NOTICE"). Any such Subsequent Closing Notice shall include the number of Subsequent Shares and Subsequent Warrants that the US Company (or the Canadian Company following any Exchange Event) proposes to sell to the Purchasers at such Subsequent Closing and the proposed date and time of such Subsequent Closing; PROVIDED, however, that, except as provided in Section 1.3(c), any such Subsequent Closing shall be for a minimum aggregate of 10,000 Preferred Shares and the number of Subsequent Warrants to be sold at such Subsequent Closing will be determined in accordance with Section 1.3(b). Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements contained herein, the US Company (or the Canadian Company following any Exchange Event) will issue and sell to each Purchaser, and each Purchaser will purchase at each Subsequent Closing, up to the number of Subsequent Shares and Subsequent Warrants set forth opposite such

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Purchaser's name on the Schedule of Purchasers under the heading "Subsequent
Purchases" on a pro rata basis between the Purchasers. At any Subsequent Closing, the Purchasers shall make payments equal to $1,000 multiplied by the number of Subsequent Shares purchased and sold.

      (b) Subject to the terms and conditions hereof, at any Subsequent Closing, each Purchaser will purchase, and the US Company (or the Canadian Company following any Exchange Event) will issue and sell to each Purchaser, all or a portion of the remaining 45,000 Subsequent Shares together with a number of Warrants equal to (x) prior to any Special Migration Closing (as defined in Section 1.3(c)), 5,850,000 multiplied by the quotient of (i) the number of Subsequent Shares to be issued and sold at such Subsequent Closing divided by
(ii) 45,000, or (y) from and after any Special Migration Closing, 5,300,000 multiplied by the quotient of (i) the number of Subsequent Shares to be issued and sold at such Subsequent Closing divided by (ii) 45,000 less the Migration Closing Share Number (as defined in Section 1.3(c)).

      (c) In the event that the Company determines in its reasonable discretion that, in order for the shareholders who exchange shares in the Canadian Company for shares in the US Company pursuant to the Migration not to recognize gain on such shares for U.S. federal income tax purposes it is necessary for the Purchasers to purchase additional Preferred Shares in connection with such Migration, then, prior to any Exchange Event, the Company may issue a Subsequent Closing Notice requiring the Purchaser to purchase for cash the following additional Preferred Shares and Warrants: (i) the number of Preferred Shares to be determined by the Company, but not to exceed an amount that equals the quotient of (x) the aggregate Liquidation Preference (as defined in the Certificate of Designations and subject to Section 3 thereof) on the date of the Migration divided by (y) 10,000 (as such number will be adjusted in the same manner as the purchase price for the Subsequent Shares may be adjusted as provided herein) (such number, the "MIGRATION CLOSING SHARE NUMBER") and (ii) 550,000 Warrants. This Subsequent Closing will occur on the date of the consummation of the Migration (such Subsequent Closing, the "SPECIAL MIGRATION CLOSING"), and the Purchasers hereby waive all of the conditions that would otherwise apply to the purchase and sale at such Special Subsequent Closing of the Securities referred to in this Section 1.3(c), other than the conditions set forth in Section 5.1 and clause (b) of Section 5.2.7. Notwithstanding anything to the contrary herein, in the event that the Migration occurs after the Migration Outside Date, but prior to an Exchange Event, the Migration Closing Share Number shall be increased by an amount of Preferred Shares equal to the sum of 10 percent of the fair market value of (A) any Common Shares held by the Purchasers at the time of the Special Migration Closing and (B) any Common Shares the Purchasers would receive upon exercise of any Warrants held by the Purchasers at the time of the Special Migration Closing pursuant to Section 6.7(c).

                                       iv

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      1.4 VALUATION. For relevant Tax and financial reporting purposes, the amount paid by the Purchasers for any Preferred Shares and any Warrants issued on the same date shall be allocated between such Preferred Shares and such Warrants based on their respective fair market values. Such allocation shall initially be determined by the Purchasers and communicated to the US Company within 30 days of the date such Preferred Shares and Warrants are issued, and the US Company shall have the right to review and comment on the allocation proposed by the Purchasers. The Purchasers and the US Company shall negotiate in good faith to agree upon final allocation within 30 days after the date that the Purchasers provide the US Company with their proposed allocation, and if the Purchasers and the US Company cannot so agree, then the valuation shall be referred to a nationally-recognized valuation expert wholly agreeable to the parties for final determination; PROVIDED, however, that the valuation expert shall be required to use the allocation proposed by the Purchasers unless there is no reasonable basis for using such proposed allocation for such Tax purposes or under generally accepted accounting principles used in the United States. The fees and expenses of such expert in respect of any allocation shall be borne by the Companies, unless such expert determines that there is no reasonable basis for the allocation proposed by the Purchasers, in which case such fees and expenses shall be borne by the Purchasers. For relevant Tax and financial reporting purposes, the parties shall use the final allocation as so determined. Notwithstanding anything in this Section 1.4 to the contrary, with respect to any Preferred Shares and any Warrants issued following any Exchange Event, all references in this Section 1.4 to the US Company will be deemed to refer to the Canadian Company.

                                   ARTICLE II
                             CLOSING DATE; DELIVERY

      2.1 CLOSING DATE. The purchase and sale of the Initial Securities hereunder (the "CLOSING," and such date, the "CLOSING DATE") shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022 at 10:00 A.M. local time on May 6, 2003, or on such other business day as may be mutually agreed upon by the US Company and the Purchasers.

      2.2 SUBSEQUENT CLOSING DATES. Each purchase and sale of Securities hereunder after the Closing (each, a "SUBSEQUENT CLOSING," and each such date, a "SUBSEQUENT CLOSING DATE") shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY, 10022, at 10:00 A.M. local time, on such business day as set forth in the relevant Subsequent Closing Notice or as may be mutually agreed upon by the US Company and the Purchasers; PROVIDED, however, that no Subsequent Closing shall occur after the third anniversary of the Closing Date.

      2.3 DELIVERY. At the Closing, the US Company will deliver to each of the Purchasers certificates (in definitive form) in such denominations and registered in each

                                       v

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Purchaser's name, as set forth in the Schedule of Purchasers, representing the number of Preferred Shares and the number of Warrants, respectively, to be purchased at the Closing by each of the Purchasers from the US Company against payment of the purchase price therefor by wire transfer or such other method or payment as the parties may agree. At each Subsequent Closing, the US Company (or the Canadian Company following any Exchange Event) will deliver to each of the Purchasers a certificate or certificates (in definitive form) in such denominations and registered in each Purchaser's name, as set forth in the Schedule of Purchasers, representing the number of Preferred Shares and the number of Warrants, respectively, to be purchased at each such Subsequent Closing by each of the Purchasers from the US Company (or the Canadian Company following any Exchange Event) against payment of the purchase price therefor by wire transfer or such other method of payment as the parties may agree.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF THE
                       US COMPANY AND THE CANADIAN COMPANY

      Except to the extent set forth in the Companies' schedule of exceptions delivered to the Purchasers on the date hereof (such schedule, which may be updated from time to time as provided in Section 6.1(b), the "SCHEDULE OF EXCEPTIONS"), which Schedule of Exceptions contains, with respect to each matter disclosed therein, a specific reference to the representation and warranty for which such matter is disclosed (PROVIDED, that items that are disclosed in any section of the Schedule of Exceptions in such a way as to make their relevance to the information called for by another section of the Schedule of Exceptions readily apparent shall be deemed disclosed in respect of such other section of the Schedule of Exceptions), each of the US Company and the Canadian Company, jointly and severally, hereby represents and warrants to the Purchasers as follows:

      3.1 ORGANIZATION AND STANDING. The US Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware. The Canadian Company is a corporation duly amalgamated and validly existing under the laws of the Province of Ontario, Canada. Except as set forth in the Schedule of Exceptions, each of the US Company and the Canadian Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify could individually or in the aggregate reasonably be expected to have a material adverse effect on the condition, financial or otherwise, operations, assets or business of the US Company, the Canadian Company and their respective Subsidiaries (as defined in Section 3.3), or materially adversely affect the ability of the US Company or the Canadian Company to consummate the transactions contemplated hereby or in the other Transaction Documents (as defined in Section 3.2) (a "MATERIAL ADVERSE EFFECT"). Each of the US Company and the Canadian Company has furnished the Purchasers or their advisors with complete and correct copies of its Articles of Amalgamation, Certificate of

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Incorporation, Articles of Amendment and By-Laws, as applicable, and, in each case, all amendments thereto prior to or as of the date of this Agreement.

      3.2 CORPORATE POWER. Each of the US Company and the Canadian Company has all requisite corporate power and authority to own the properties owned by it and to carry on its business as now conducted and as presently contemplated by each such Company to be conducted upon consummation of the transactions contemplated by the Omni Agreements and to enter into this Agreement, the Certificate of Designations, the Warrants and the registration rights agreement, as applicable, to be dated the Closing Date, among the Canadian Company, the US Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT," and together with this Agreement, the Certificate of Designations and the Warrants (together with the Warrant Agreements related thereto), and any document evidencing any security issuable under Section 6.7, the "TRANSACTION DOCUMENTS"). The US Company has all requisite corporate power and authority to issue and sell the Securities and to issue the Conversion Shares. The Canadian Company has all requisite corporate power and authority to issue the securities contemplated to be issued and sold in connection with any Exchange Event. Each of the US Company and the Canadian Company has all requisite corporate power and authority to carry out and perform its respective obligations under the terms of the Transaction Documents applicable to it.

      3.3 SUBSIDIARIES. Except as set forth in the Schedule of Exceptions, neither the US Company nor the Canadian Company has any Subsidiaries or owns, directly or indirectly, of record or beneficially, any capital stock or equity interest or investment in any Person (as defined below), and the Schedule of Exceptions sets forth the Canadian Company's or the US Company's, as applicable, percentage ownership interest in each such entity. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to own the properties owned by it and to carry on its business as now conducted and as presently proposed to be conducted. Except as set forth in the Schedule of Exceptions and except for the Purchasers' interest in the US Company, all of the issued and outstanding equity securities of each Subsidiary is owned beneficially and of record by the US Company, the Canadian Company, one of their respective other Subsidiaries or any combination of the US Company, the Canadian Company and/or one or more of their respective other Subsidiaries, in each case free and clear of any mortgages, pledges, liens, charges, restrictions, claims or encumbrances of any nature whatsoever (collectively, "LIENS"); and there are no outstanding subscriptions, warrants, options, convertible securities or other equity securities or interests or other rights (contingent or otherwise) pursuant to which any such Subsidiary is or may become obligated to issue any shares of its capital stock or other equity securities or interests to any Person other than the US Company, the Canadian Company or one of their respective other Subsidiaries. As used

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in this Section 3 (unless the context otherwise requires), the term "US COMPANY"
shall mean the US Company, each predecessor thereto and each of its Subsidiaries and the term "CANADIAN COMPANY" shall mean the Canadian Company, each predecessor thereto and each of its Subsidiaries. As used in this Agreement, the term "SUBSIDIARY" shall mean (i) a corporation of which 50% or more of the combined voting power of the outstanding voting capital stock is owned, directly or indirectly, by the Companies, by one or more Subsidiaries, or by one or both of the Companies and one or more Subsidiaries, (ii) a partnership of which the Companies, one or more Subsidiaries, or the Companies and one or more Subsidiaries, directly or indirectly, is the general partner and/or has the power to direct the policies, management and affairs of such partnership or
(iii) any other Person in which the Companies, one or more Subsidiaries, or the Companies and one or more Subsidiaries, directly or indirectly, has at least a 50% interest and/or power to direct the policies, management and affairs thereof; PROVIDED, however, that for the purposes of this Agreement, the US Company shall not be considered a Subsidiary of the Canadian Company. As used in this Agreement, the term "PERSON" shall mean any individual, partnership, limited partnership, limited liability company, unlimited liability company, corporation, trust, unincorporated organization, government, governmental agency or governmental subdivision or any similar entity.

      3.4 CAPITALIZATION.

      (a) The authorized share capital of the Canadian Company consists of an unlimited number of (i) Canadian Common Shares and (ii) preferred shares, of which an unlimited number have been authorized and designated as Series 1 Preferred Shares. On the date hereof (x) 37,244,995 Canadian Common Shares are issued and outstanding, all of which are validly issued and fully paid, nonassessable and free of preemptive rights, (y) 10,075,000 Series 1 Preferred Shares are issued and outstanding, and (z) 3,783,066 Canadian Common Shares are available for issuance pursuant to the exercise of outstanding options and warrants to purchase Canadian Common Shares. As of the Closing Date, after giving effect to the transactions contemplated in this Agreement occurring on such date, (A) 10,075,000 Series 1 Preferred Shares shall be outstanding; (B) the number of outstanding Canadian Common Shares shall equal the number of such shares outstanding on the date hereof, plus any such Canadian Common Shares issued pursuant to any arrangement disclosed on the Schedule of Exceptions; and
(C) 10,075,000 Canadian Common Shares shall be issuable to holders of the Series 1 Preferred Shares upon the automatic conversion thereof. The Series 1 Preferred Shares shall automatically convert by their terms into an equal number of Canadian Common Shares upon the Canadian Company obtaining the Shareholder Approval. On the date hereof and as of the Closing Date, the Series 1 Warrants are and shall be exercisable for 2,015,000Canadian Common Shares.

      (b) The authorized capital stock of the US Company consists of (i) 500,000,000 Common Shares and (ii) 5,000,000 shares of preferred stock, of which

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100,000 have been authorized and designated as Preferred Shares. On the date hereof and as of the Closing Date one (1) Common Share is and shall be, issued and outstanding and owned beneficially and of record by the Canadian Company, and such share is and shall be validly issued and fully paid, nonassessable and free of preemptive rights. As of the date hereof, no Preferred Shares are issued and outstanding and the only Preferred Shares that shall be issued and outstanding as of the Closing Date shall be those that will be issued to the Purchasers hereunder on such date.

      (c) Except as set forth in the Schedule of Exceptions, as of the date hereof and as of the Closing Date, there are and shall be no outstanding options, warrants, subscriptions, calls, convertible securities, phantom equity, equity appreciation or similar rights, or other rights, agreements, arrangements or commitments (contingent or otherwise) (including, without limitation, any right of conversion or exchange under any outstanding security, instrument or other agreement or any preemptive right) obligating either the US Company or the Canadian Company or any of their respective Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any securities, instruments or rights which permit the holder thereof, under any circumstances, to vote for the election of members of the applicable Company's or any of the applicable Subsidiaries' boards of directors, or any securities, instruments or rights which are, directly or indirectly, convertible into or exercisable or exchangeable for any of the shares, securities, instruments or rights described above in this sentence. The Schedule of Exceptions sets forth the exercise, conversion or exchange price, as applicable, for each of the securities disclosed thereon pursuant to the immediately preceding sentence. All outstanding shares of capital stock of the US Company and the Canadian Company have been offered, issued, sold and delivered by the US Company and the Canadian Company, as applicable, in material compliance with all applicable federal, state and provincial securities laws. Except as set forth in the Schedule of Exceptions, as of the date hereof and as of the Closing Date, there are and shall be no outstanding contractual obligations of the US Company or the Canadian Company or any of their respective Subsidiaries to repurchase, redeem or otherwise acquire any shares or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a Subsidiary of the US Company or the Canadian Company, as applicable. Except as set forth in the Schedule of Exceptions and as will be provided for in the Registration Rights Agreement, neither the US Company nor the Canadian Company is under any obligation to register under the Securities Act (as defined in Section 3.6) any of its currently outstanding securities or any of its securities which may hereafter be issued.

      3.5 AUTHORIZATION; CONSENTS, ETC.

      (a) Except as set forth on the Schedule of Exceptions, all corporate action on the part of each of the US Company, the Canadian Company and their respective directors and shareholders necessary for the due authorization, execution, delivery and

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performance by such Company of this Agreement and the other Transaction
Documents, as applicable, and all other agreements contemplated hereby and thereby and the consummation of the transactions contemplated herein and therein, including without limitation the Migration and the Exchange Event, and for the due authorization, issuance and delivery of the Securities and of the Conversion Shares, as applicable (including, without limitation, any issuance of Securities under Section 6.7), has been taken. The US Company has taken such action as necessary to approve for purposes of Section 203 of the Delaware General Corporation Law the transactions contemplated by this Agreement. The rights, preferences, privileges and restrictions of (i) the Preferred Shares are as set forth in the Certificate of Designations and (ii) the Warrants are as set forth therein. The rights, preferences, privileges and restrictions of the Series 1 Preferred Shares and the Series 1 Warrants are as set forth in the board resolutions attached as Annex B to the Series 1 Subscription Agreement and in the Series 1 Warrant, respectively. Each Transaction Document to which either the US Company or the Canadian Company is subject is a legal, valid and binding obligation of such Company, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

      (b) Neither (i) the execution, delivery and performance by each of the US Company and the Canadian Company of each Transaction Document to which it is subject, and compliance therewith (including, without limitation, in the event of any Exchange Event, the issuance and sale of the Securities and the issuance of the Conversion Shares, as applicable), nor (ii) the Migration, will result in any violation of or be in conflict with, or result in a breach of, or constitute a default under, or be an event which, with or without the giving of notice or passage of time or both, will become a default under, or give to others any right of termination, cancellation, modification, payment or acceleration of, or accelerate the performance required by or maturity of, or result in the creation of any lien or loss of any rights with respect to the assets of either Company or any of their respective Subsidiaries pursuant to (x) any term or provision of any applicable law, ordinance, rule or regulation to which the applicable Company or any of its Subsidiaries is subject and which violation, breach or default could reasonably be expected to have a Material Adverse Effect, (y) the organizational documents of either Company or either Company's Subsidiaries or
(z) any term or provision of any Contract (as defined in Section 3.12) and, in the case of this clause (z), which violation, breach or default could reasonably be expected to have a Material Adverse Effect. No shareholder or other Person has any preemptive right or right of first refusal which will be triggered by reason of the issuance of the Securities. The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of any Liens. The Conversion Shares have been duly authorized and validly reserved, are not subject to any preemptive rights or rights of first refusal and, upon issuance in accordance with the terms of this Agreement and the Warrants, will be validly issued, fully paid and nonassessable.

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      3.6 REPORTS; FINANCIAL STATEMENTS. Each of the US Company and the Canadian
Company, as applicable, has timely filed all forms, reports, statements and schedules required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 2001. Each of the US Company and the Canadian Company has made available to the Purchasers true and complete copies of all reports, registration statements and other filings, together with any amendments thereto, filed by either such Company with the SEC since January 1, 2001 (the "COMPANY
SEC REPORTS"). As of the respective dates of their filing with the SEC or as of the respective dates of any amendments thereto, the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, without limitation, any related notes and schedules) contained (or incorporated by reference) in the Company SEC Reports (the "FINANCIAL STATEMENTS") (i) has been prepared in accordance with the published rules and regulations of the SEC and US generally accepted accounting principles ("GAAP") applied on a consistent basis with past practice (except as may be indicated in the notes thereto) and (ii) fairly presents in all material respects the consolidated financial position of the applicable Company and its Subsidiaries as of the respective dates thereof and their consolidated results of operations, stockholder equity and cash flows for the periods indicated, except that any unaudited interim financial statements were subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the SEC.

      3.7 OUTSTANDING DEBT. None of the US Company, the Canadian Company or any of their respective Subsidiaries has any outstanding indebtedness for borrowed money or is a guarantor or otherwise contingently liable for any such indebtedness, in each case except as reflected on any balance sheet that is part of the financial statements delivered to the Purchasers prior to the date hereof (the "2002 FINANCIAL STATEMENTS"), the Financial Statements or as listed on the Schedule of Exceptions.

      3.8 ABSENCE OF LIABILITIES. None of the US Company, the Canadian Company or any of their respective Subsidiaries have any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities to the extent disclosed or provided for in the Financial Statements, the 2002 Financial Statements or set forth in the notes thereto or disclosed in the Company SEC Reports, or (ii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Schedule of Exceptions, the Migration shall not give rise to or otherwise result in the US Company, the Canadian Company or any of their respective Subsidiaries incurring any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) which were

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not liabilities of the US Company, the Canadian Company or any of their respective Subsidiaries immediately prior to the Migration.

      3.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 2002, except to the extent described in the Schedule of Exceptions or the Company SEC Reports, there has not been any event or condition of any character which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, including, but not limited to: (x) any damage, destruction or loss of any of the properties or assets of the US Company or the Canadian Company or any of their respective Subsidiaries (whether or not covered by insurance) materially adversely affecting the business or plans of the US Company or the Canadian Company or any of their respective Subsidiaries; or (y) any declaration, setting aside for payment or other distribution in respect of any of the capital stock of the US Company or the Canadian Company, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the US Company or the Canadian Company.

      3.10 TAXES. Each of the US Company, the Canadian Company and their respective Subsidiaries has timely filed all material Tax returns required to be filed by or with respect to such Person. Except as set forth in the Schedule of Exceptions, all such Tax returns are true and correct in all material respects. All Taxes shown to be due on such Tax returns have been paid. For U.S. federal income Tax purposes, the Canadian Company does not reasonably believe that (i) it is a "passive foreign investment company," or "foreign personal holding company" or (ii) as of the date hereof, it is a "controlled foreign corporation." The Purchasers have been granted access by each of the US Company and the Canadian Company to complete copies of their (and each of its respective Subsidiaries') Tax returns with respect to the past three (3) Taxable years and copies of all material written correspondence with any Taxing authority. Except as set forth in the Schedule of Exceptions, none of the US Company, the Canadian Company or any of their respective Subsidiaries has received any written notice from any Taxing authority of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting Taxes of such Company or any of its Subsidiaries, and none of the US Company, the Canadian Company or any of their respective Subsidiaries has any reason to believe that any Taxing authority may assess (or threaten to assess) any material Taxes for any past periods. Except as set forth in the Schedule of Exceptions or contained in a Material Contract (as defined in Section 3.12), none of the US Company, the Canadian Company or any of their respective Subsidiaries is liable for a material amount of Tax under any Tax indemnity agreement (or other similar agreement) or has any liability for a material amount of Tax of any other Person (other than such Company and its subsidiaries). Except as set forth in the Schedule of Exceptions, there are no pending claims for a material amount of Tax under any Tax indemnity agreement (or other similar agreement) to which the US Company or the Canadian Company or any of their respective Subsidiaries is a party, and neither the US Company nor the Canadian Company has any reason to believe that a claim for a material amount of Tax will be made under any such agreements. "TAX" means any and all Canadian (or U.S.) federal, state, provincial or other local taxes, any other non-Canadian, non-U.S. taxes and any interest, penalties, or additions to tax related thereto. Except as set forth in the Schedule of Exceptions, each of the Canadian Company and its Subsidiaries has withheld and collected all material amounts required by applicable Tax law to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Taxing authority within the time prescribed under the applicable law. Except as set forth in the Schedule of Exceptions, for all material transactions between the Canadian Company or any one of its Subsidiaries, on the one hand, and any Person who is a non-resident of Canada (as such term is defined in the Income Tax Act (Canada)) and with whom the Canadian Company or such Subsidiary was not dealing at arm's length for purposes of the Income Tax Act (Canada), on the other hand, the Canadian Company or such Subsidiary, as the case may be, has made or obtained records or documents that satisfy the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada).

      3.11 EMPLOYEE BENEFITS; ERISA.

      (a) With respect to each employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (an "EMPLOYEE BENEFIT PLAN") maintained by the US Company or an "ERISA AFFILIATE" (as defined below), except as could not reasonably be expected to have a Material Adverse Effect: (i) such plan has been administered and operated in compliance with its terms and the applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"); (ii) no event has occurred and there exists no circumstance under which the US Company could incur liability under ERISA, the Code, or otherwise (other than for contributions or benefits paid or payable in the ordinary course of operation of such plan); (iii) there are no actions, suits or claims pending or threatened with respect to any Employee Benefit Plan or against the assets or a fiduciary of any Employee Benefit Plan; (iv) no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is not covered by an applicable exemption has occurred; (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred; (vi) all contributions and premiums due have been paid on a timely basis; and (vii) all contributions made under any Employee Benefit Plan intended to be tax deductible meet the requirements for deductibility under the Code. As used herein, the term "ERISA Affiliate" refers to any organization other than the Canadian Company that is (x) a member of a "controlled group" of which the US Company is a member or (y) under "common control" with the US Company within the meaning of Sections 414(b) and (c) of the Code. Each Employee Benefit Plan maintained by the US Company or any ERISA Affiliate is listed on the Schedule of Exceptions or in the Company SEC Reports. Each Employee Benefit Plan maintained by the US Company or any ERISA Affiliate that is intended to qualify under Section 401(a) of the Code has received a favorable letter of determination from the U.S. Internal Revenue Service that it

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so qualifies and that its related trust is exempt from taxation under Section
501(a) of the Code except as could not reasonably be expected to have a Material Adverse Effect. No event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such Employee Benefit Plan or trust under Section 401(a) or 501(a) of the Code. No US Company or ERISA Affiliate benefit plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, or a "multiple employer plan" within the meaning of Section 413 of the Code. Except as set forth in the Schedule of Exceptions, neither the approval or execution of this Agreement or any other Transaction Document nor the consummation of the transactions contemplated by this Agreement or any such other Transaction Document will (A) entitle any individual to severance pay or
(B) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any individual.

      (b) Except as set forth in the Schedule of Exceptions or the Company SEC Reports, there are no written employee benefit, welfare, supplemental, unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, stock option, stock appreciation, savings, severance, termination, change of control, retirement, hospitalization insurance, salary continuation, legal, health or other medical, dental, life, disability or other insurance and other similar plans currently sponsored, maintained or funded by the Canadian Company for the benefit of its current or former employees and their dependants, other than plans established pursuant to statute (such plans set out in the Schedule of Exceptions and the Company SEC Reports other than the Registered Retirement Savings Plan administered by CUPE Local 1338-01 (the "Group RRSP"),collectively the "CANADIAN EMPLOYEE PLANS"). Except as could not reasonably be expected to have a Material Adverse Effect:
(i) each Canadian Employee Plan has been established, registered (where required) and administered in accordance with its terms and all applicable laws;
(ii) there are no actions, complaints, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Canadian Company, threatened with respect to any Canadian Employee Plan; (iii) all contributions and premiums payable in accordance with the terms of the Canadian Employee Plans have been paid on a timely basis in accordance with applicable law and the terms of the Canadian Employee Plans; and (iv) to the knowledge of the Canadian Company, no fact or circumstance exists that could adversely affect the tax-preferred status of any Canadian Employee Plan which is registered where required; (v) to the knowledge of the Canadian Company there is no audit or investigation pending (other than routine qualification or registration determination filings) with respect to any Canadian Employee Plan by any governmental entity; (vi) except as required by applicable law, no promises or commitments have been made to amend any Canadian Employee Plan, to provide increased benefits thereunder other than benefit increases required under the Canadian Employee Plans or by applicable collective bargaining agreements or to establish any new Canadian Employee Plan and (vii) no employee of the Canadian Company has any agreement as to length of notice or pay in lieu of notice or severance payment required to

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terminate his/her employment, other than such as results by applicable law from the employment of an employee without an agreement as to notice of termination pay in lieu of notice or severance. No Canadian Employee Plan is a registered pension plan which provides defined benefit pension benefits. The Canadian Company has made the required contributions to the Group RRSP on a timely basis and in accordance with applicable law, the applicable collective bargaining agreements and the applicable terms of the Group RRSP.

      3.12 CONTRACTS. Except as set forth in the Schedule of Exceptions or the exhibit list of the Company SEC Reports, none of the US Company, the Canadian Company or any of their respective Subsidiaries has any currently existing contract, obligation, license, agreement, plan, arrangement, commitment or the like (written or oral) ("CONTRACT") of any material nature, including, without limitation, the following: (i) material employment or consulting Contracts (other than oral agreements for indefinite hire terminable upon statutory notice or pay in lieu thereof) or any collective bargaining agreement; (ii) loan or other Contracts, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a Lien on any of such Company's property or any agreement or instrument evidencing any guaranty by such Company of payment or performance by any other Person or entity in excess of $1 million; (iii) Contracts providing for the acquisition of any material assets, disposition of the business, assets or shares of such Company, Contracts of merger, amalgamation, arrangement or consolidation to which such Company is a party or letters of intent with respect to the foregoing, in each case to the extent the transaction contemplated thereby involves aggregate consideration of more than $10 million; (iv) any joint venture Contract or other Contract involving a sharing of profits or expenses; (v) Contracts limiting the freedom of such Company to compete in any line of business or in any geographic area or with any Person or entity; and
(vi) any Contract or series of Contracts with the same Person or related Persons for the furnishing of goods or services, to the extent such Contract is (A) with any of the top 10 (ten) municipal customers of the Companies (as measured by aggregate revenue to the Companies in the immediately preceding 12 month period), (B) is with any of the top 5 (five) landfill customers of the Companies (as measured by aggregate payments by the Companies in the immediately preceding 12 month period) or (C) involves outstanding aggregate payments to or by either Company or any of their respective Subsidiaries in excess of $1 million per annum (any such Contract, together with any material performance or surety bond, letter of credit or other Contract providing financial assurance or performance (none of which, for the avoidance or doubt, are listed on the Schedule of Exceptions) a "MATERIAL CONTRACT"). Each of the US Company and the Canadian Company has complied with all the material provisions of each Material Contract to which it is subject and is not in default thereunder or in breach of or in receipt of any claim of default or breach thereof. Neither the US Company nor the Canadian Company has any knowledge of any breach by the other parties to any Material Contract. To the knowledge of the US Company and the Canadian Company, the representations

                                       xv


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and warranties set forth in Section 2 of each of the Omni Agreements are true and correct.

      3.13 INSURANCE. Each of the US Company, the Canadian Company and their respective Subsidiaries maintain all insurance required by any Contract. All material assets, properties and risks of each Company and its respective Subsidiaries are covered by valid and currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the applicable Company or Subsidiary, as the case may be, in such types and amounts and covering such risks as are consistent with practices and standards of companies engaged in businesses and operations similar to those of the Companies and their respective Subsidiaries.

      3.14 AFFILIATE ARRANGEMENTS. Except as set forth in the Schedule of Exceptions or the Company SEC Reports and other than employment agreements and Employee Benefit Plans, no officer, director or Affiliate of either Company or any of their respective spouses or children (or any entity controlled by any such Person) has (i) any indebtedness of, or owing to, the Canadian Company or the US Company or any of their respective Subsidiaries or (ii) any contractual arrangements, whether written or oral, with the Canadian Company or the US Company or any of their respective Subsidiaries. Except as disclosed in the Company SEC Reports or the Schedule of Exceptions, none of the officers or directors or Affiliates of either Company, or their respective spouses or children (or any entity controlled by any such Person), owns directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, client or supplier of (or has any existing contractual relationship with) the US Company or the Canadian Company or any of their respective Subsidiaries, provided that the foregoing disclosure requirement shall not apply to ownership of not more than 5% of the outstanding stock of a publicly-held company. "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

      3.15 LITIGATION. Except as set forth in the Schedule of Exceptions or the Company SEC Reports, there is no pending or, to the knowledge of the US Company or the Canadian Company, as applicable, threatened, action, suit, proceeding or claim, whether or not purportedly on behalf of such Company, to which such Company is or may be named as a party or its business or assets are or may be subject and in which an unfavorable outcome, ruling or finding individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the US Company or the Canadian Company, as applicable, threatened claim or litigation, against or affecting such Company contesting its right to conduct its business in the manner and the locations in which such Company currently does business.

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      3.16 CONSENTS. Except as set forth in the Schedule of Exceptions, no consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required in connection with either the US Company's or the Canadian Company's valid execution, delivery or performance of the applicable Transaction Documents, or the offer, issue or sale of the Securities by the US Company (or the Canadian Company following any Exchange Event), the exercise of the Warrants, the issuance of the Conversion Shares, the Exchange Event or the consummation of any other transaction contemplated on the part of the US Company or the Canadian Company hereby or thereby.

      3.17 PROPERTIES; LIENS AND ENCUMBRANCES. Except as set forth in the Schedule of Exceptions or the Company SEC Reports, there is no material real property owned by the US Company or the Canadian Company or any of their respective Subsidiaries (the "REAL PROPERTY"). The US Company, the Canadian Company or their respective Subsidiaries have good, valid and marketable title to all the Real Property and all of their other material property and assets, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges (collectively, "LIENS"), other than Liens (i) for current Taxes, materialmen's or like liens for obligations not yet due or payable or being contested; in good faith by appropriate proceedings and for which an adequate reserve (if required by GAAP) has been made on the Financial Statements; (ii) arising under the Credit Agreement; and (iii) as could not reasonably be expected to materially interfere with the current use of such property or materially detract from the value thereof (collectively, "PERMITTED ENCUMBRANCES"). The assets, properties, contracts and rights of the US Company and the Canadian Company together with their respective Subsidiaries, include all of the assets, properties, contracts and rights that are necessary or material to the conduct of their respective businesses in the manner as they are currently conducted or that are reflected in the consolidated balance sheet of the Canadian Company included in the Financial Statements (other than assets reflected on such balance sheet that have been sold or disposed of in the ordinary course of business consistent with past practice since the date thereof). Except as set forth in the Schedule of Exceptions, Omni has all requisite permits, authorizations and approvals from governmental authorities to operate the Omni Landfill. Omni has entered into all material agreements necessary or advisable to complete construction of the Omni Landfill.

      3.18 LEASES. Except as set forth in the Schedule of Exceptions or the Company SEC Reports, there is no material real or personal property leased by the US Company, the Canadian Company, or any of their respective Subsidiaries. Except as set forth in the Schedule of Exceptions, the US Company, the Canadian Company, or one of their respective Subsidiaries enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and none of the US Company, the Canadian Company or any of their respective Subsidiaries or, to the knowledge of the US Company or the Canadian Company, the lessor thereunder is in default thereof.

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      3.19 ENVIRONMENTAL MATTERS. Except as disclosed in the Schedule of
Exceptions or the Company SEC Reports:

      (a) Each of the US Company, the Canadian Company and their respective Subsidiaries is, and for the past five (5) years has been, in material compliance with all applicable Environmental Laws (as defined below) pertaining to any of the properties and assets of the US Company, the Canadian Company or any of their respective Subsidiaries (including, without limitation, the Real Property and the properties currently or formerly owned, leased or used) and to the use and ownership thereof, and to their businesses and operations.

      (b) Each of the US Company, the Canadian Company and their respective Subsidiaries is in possession of, and in material compliance with, all material permits, licenses, authorizations, approvals and consents required pursuant to any applicable Environmental Law ("ENVIRONMENTAL PERMITS"), including, without limitation, with respect to the operation of the Real Property. Each of the Environmental Permits is in full force and effect, and no action is pending or, to the knowledge of the US Company or the Canadian Company, threatened, to revoke, suspend, modify or limit any Environmental Permits, where such revocation, suspension, modification or limitation would reasonably be expected to have a material impact.

      (c) None of the US Company, the Canadian Company or any of their respective Subsidiaries has received written notice of any Environmental Claim against the US Company, the Canadian Company or any of their respective Subsidiaries or involving the Real Property where the environmental claim remains unresolved and to the knowledge of the US Company, the Canadian Company or any of their respective Subsidiaries, no such Environmental Claim is threatened. There has not been a material Release of Materials of Environmental Concern in quantities and concentrations that require reporting pursuant to applicable Environmental Law or Remedial Action at any of the properties owned, leased or operated by the US Company, the Canadian Company (including, without limitation, the Real Property), their respective Subsidiaries or any predecessor in interest, where such Release has not been remediated in accordance with the requirements of applicable Environmental Law. None of the US Company, the Canadian Company or any of their respective Subsidiaries is conducting any Remedial Action (as defined below) relating to any Release or threatened Release of Materials of Environmental Concern at any real property currently or formerly owned, leased or used. To the knowledge of the US Company and the Canadian Company, no material capital expenditure is required in the current or the immediately following fiscal year, in respect of the business, the Real Property or any of the US Company's or the Canadian Company's or their respective Subsidiaries' assets pursuant to or to comply with any Environmental Law, where such expenditure has not been included in an applicable budget. Each of the US Company and the Canadian Company has provided to the

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Purchasers all material environmental site assessments prepared in the last seven (7) years in its or its representative's possession, custody or control.

      (d) As used herein, the following terms have the following meanings. "ENVIRONMENTAL CLAIMS" means any complaint, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, office or other authority, or any third party, involving violations of Environmental Laws or the presence, threatened Release or Release of Materials of Environmental Concern from any currently or formerly owned or operated assets or properties (including, without limitation, the Real Property) of the US Company, the Canadian Company or their respective Subsidiaries. "ENVIRONMENTAL LAW" means any foreign, federal, state, provincial, territorial, or local law, statute, regulation, rule, order, ordinance, decree, injunction, judgment, governmental approval or any other requirement of law (including, without limitation, common law) regulating or relating to the protection of human health or safety as such relates to exposure to Materials of Environmental Concern, natural resources or the environment, including, but not limited to, laws relating to pollution, contamination or the use, generation, management, handling, collection, transfer, transport, treatment, recycling, storage, incineration, Release or threatened Release of Materials of Environmental Concern. "MATERIALS OF ENVIRONMENTAL CONCERN" means any substance, material, product, waste, pollutant or contaminant that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products or petroleum-derived substances or wastes or radon gas, (ii) requires Remedial Action under any Environmental Law, or is defined, listed or identified as "hazardous waste," "hazardous" or "toxic," (iii) is regulated as toxic, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic or as a pollutant or contaminant, under any Environmental Law. "RELEASE" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal or migration, including, without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment. "REMEDIAL ACTION" means all actions required under applicable Environmental Laws to (x) clean up, remove, treat or in any other way remediate any Materials of Environmental Concern, (y) prevent the Release of Materials of Environmental Concern so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (z) perform studies, monitoring, testing and investigations related to any Materials of Environmental Concern.

      (e) Other than with respect to the representations and warranties contained in this Section 3.19 and to the extent applicable, Sections 3.8 and 3.9, no other representations and warranties included in this Agreement shall apply to any environmental matter and no other representation or warranty, express or implied, is being made with respect thereto.

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      3.20 OFFERING. Assuming the accuracy of the Purchasers' representations and warranties in Section 4 hereof, the offer, issuance and sale of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from any registration, prospectus or filing requirements of any applicable state, provincial, territorial or foreign securities laws (except, following any Exchange Event, the filing of a Form 45-501 with the Ontario Securities Commission), provided that at the time of any Exchange Event, the holders remain resident in the United States and are "accredited investors" within the meaning of Ontario Securities Commission Rule 45-501; none of the US Company, the Canadian Company or anyone acting on their behalf will take any action hereafter that would cause the loss of such exemption.

      3.21 COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS. None of the US Company, the Canadian Company or any of their respective Subsidiaries is in violation of
(i) any term of its organizational documents or By-Laws, in each case, as in effect on the date hereof, (ii) any term of any judgment, decree or order to which such Company is subject or (iii) any statute, rule or regulation to which it is subject, except for violations under the foregoing clause (ii) or this clause (iii) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, no filing under the HSR Act is required in connection with the Omni Acquisition. Each of the US Company and the Canadian Company has all franchises, permits, licenses and other rights and privileges from governmental authorities necessary to permit it to own its property and to conduct its business as it is presently conducted, except where the failure to have any such franchises, permits, licenses or other rights or privileges would not have, individually or in the aggregate, a Material Adverse Effect.

      3.22 EMPLOYEES. Except as set forth in the Schedule of Exceptions or the Company SEC Reports, neither the Canadian Company nor the US Company nor any of their Subsidiaries has any collective bargaining agreement covering any of its employees and, except for any such collective agreement, no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees of the Canadian Company, the US Company or any of their respective Subsidiaries, or, to the knowledge of the Canadian Company or the US Company, has applied or threatened to apply to be certified as the bargaining agent of any such employees. No material grievances or arbitration proceedings are pending under any such collective bargaining agreement. To the knowledge of the Companies, no trade union has applied to have the Canadian Company, the US Company or any of their Subsidiaries declared a related employer pursuant to the LABOUR RELATIONS ACT (Ontario) or any similar legislation in any jurisdiction in which the Canadian Company, the US Company or any of their Subsidiaries carries on business. To the knowledge of the Canadian Company or the US Company, no audit of the Canadian Company, the US Company or any of their Subsidiaries is currently being performed pursuant to any

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applicable workplace safety and insurance/workers' compensation legislation, including, without limitation, applicable Occupational Health and Safety legislation. Except as set forth in the Schedule of Exceptions or the Company SEC Reports, the Company is not bound to or bound by any Contract in respect of any employees requiring payment of compensation upon termination of employment, other than oral or written agreements for indefinite hire terminable upon common law and/or statutory notice or pay in lieu thereof.

      3.23 BROKERS. Except for Lehman Brothers Inc., the fees of which have been disclosed to the Purchaser, none of the US Company, the Canadian Company or any of their respective Subsidiaries has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or the other Transaction Documents.

      3.24 SHAREHOLDER APPROVAL. The vote of shareholders of the Canadian Company (i) required for the Shareholder Approval is the affirmative vote of the majority of votes cast at a meeting of holders of Canadian Common Shares and
(ii) required for the Migration is the percentage of securities specified by the Ontario Court of Justice. The Canadian Company will request the Ontario Court of Justice to specify a percentage of two-thirds of the votes cast by those persons entitled to vote of the meeting.

      3.25 RIGHTS AGREEMENT. The Canadian Company and its Board of Directors, has irrevocably taken all actions necessary to (i) render the Rights Agreement of the Canadian Company, dated as of September 2, 1999, as amended (the "RIGHTS AGREEMENT"), inapplicable to the transactions contemplated by this Agreement (including, without limitation, any issuance of Securities under Section 6.7) and the other Transaction Documents and (ii) ensure that (x) none of the Purchasers or the Purchasers as a group are an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement as a result of the execution of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby and (y) a Distribution Date, a Triggering Event or a Share Acquisition Date (as such terms are defined in the Rights Agreement) does not occur by reason of the approval, execution or delivery of this Agreement or the other Transaction Documents, the announcement thereof or the consummation of the transactions contemplated hereby or thereby (including, without limitation, any issuance of Securities under Section 6.7). The US Company has not and will not adopt a rights agreement unless it contains exceptions relating to the US Company that are substantially identical to those applicable to the Canadian Company that are contemplated by this Section 3.25.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each of the Purchasers, severally, not jointly, represents and warrants to the US Company and the Canadian Company as follows:

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      4.1 ORGANIZATION AND AUTHORITY OF THE PURCHASERS. Each Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by each Purchaser of the Transaction Documents to which it is a party, the performance by each Purchaser of its obligations hereunder and thereunder and the consummation by each Purchaser of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of each Purchaser. This Agreement has been, and upon their execution and delivery the other Transaction Documents to which it is a party shall be, duly executed and delivered by each Purchaser and (assuming due authorization, execution and delivery by the Companies) this Agreement and the other Transaction Documents to which it is a party shall constitute legal, valid and binding obligations of each Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

      4.2 EXPERIENCE. Such Purchaser is experienced in evaluating and investing in emerging companies such as the Company. Such Purchaser is and will be at the time of the Closing and any Subsequent Closing an "accredited investor" within the meaning of Rule 501 of the Securities Act and within the meaning of the Ontario Securities Commission Rule 45-501 and is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has no need for liquidity in its investment and has the ability to bear the economic risks of its investment.

      4.3 INVESTMENT. Such Purchaser is acquiring the Securities to be purchased by it for investment for its own account and not with the view to, or for resale in connection with, any public distribution thereof; PROVIDED, however, that the disposition of such Purchaser's property shall at all times be within its control. Such Purchaser understands that the Securities and the Conversion Shares have not been registered under the Securities Act or under any state securities laws by reason of a specified exemption from the registration provisions of the Securities Act and such state securities laws which depends upon, among other things, the bona fide nature of such Purchaser's investment intent as expressed herein. Such Purchaser acknowledges that the Securities to be purchased by it must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser further understands that any Securities issued by the Canadian Company will be issued under an exemption from the prospectus filing and registration requirements of the Securities Act (Ontario) and the resale or other disposition of all or any of the Securities will be restricted under the Securities Act (Ontario).

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

      4.4 CONSENTS. Except for any filings, notices, approvals, or consents that may be required under the legislation referred to in Section 5.1.1, no consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required to be obtained by the Purchasers in connection with such Purchaser's valid execution, delivery or performance of this Agreement or the other Transaction Documents or the consummation of any other transaction contemplated by this Agreement or the other Transaction Documents.

      4.5 NO CONFLICTS. The execution, delivery and performance by such Purchaser of each Transaction Document to which it is a party and compliance therewith will not result in any violation of or be in conflict with, or result in a breach of, or constitute a default under, or be an event which, with or without the giving of notice or passage of time or both, will become a default under, or give to others any right of termination, cancellation, modification, payment or acceleration of, or accelerate the performance required by or maturity of, or result in the creation of any lien or loss of any rights with respect to the assets of such Purchaser pursuant to (i) any term or provision of any applicable law, ordinance, rule or regulation to which such Purchaser is subject and which violation, breach or default could reasonably be expected to adversely affect the ability of such Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement (a "PURCHASER ADVERSE EFFECT"), (ii) the organizational documents of such Purchaser or (iii) any term or provision of any Contract and which violation, breach or default could reasonably be expected to have a Purchaser Adverse Effect.

                                   ARTICLE V
                              CONDITIONS TO CLOSING

      5.1 MUTUAL CLOSING CONDITIONS. Each Purchaser's obligation to purchase and pay for its Securities at the Closing and at each Subsequent Closing, and the US Company's (or the Canadian Company's following any Exchange Event) obligation to issue the Securities to the Purchasers and perform its other obligations hereunder at the Closing and at each Subsequent Closing, shall be subject to the fulfillment to such party's satisfaction (or waiver in writing by the Company and such Purchaser on or before the applicable Closing Date or Subsequent Closing Date, as the case may be) of the following conditions:

      5.1.1 WAITING PERIODS. All applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Competition Act (Canada) and the Investment Canada Act shall have expired or been terminated.

      5.1.2 NO ORDER. No preliminary or permanent injunction or other order or decree by any court or administrative or regulatory body which prevents the

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consummation of the transactions contemplated hereby at the Closing or the applicable Subsequent Closing, as the case may be, shall have been issued and remain in effect (the US Company, the Canadian Company and the Purchasers agreeing to use their reasonable best efforts to have any such injunction, order or decree lifted).

      5.1.3 CONSENTS. All governmental waivers, consents, certificates, orders and approvals required, or reasonably requested by the Purchasers, if any, under the Competition Act (Canada) and the Investment Canada Act for the consummation of the transactions contemplated hereby at the Closing or the applicable Subsequent Closing or in connection with the ownership of the Conversion Shares, as the case may be, shall have been obtained and be in effect. All other authorizations, approvals or permits, if any, that are required in connection with the lawful issuance, sale and effectiveness of the Securities pursuant to this Agreement, the exercise of the Warrants for Conversion Shares, the issuance of the Conversion Shares, any Exchange Event or any of the other transactions contemplated in any Transaction Document shall have been duly obtained and shall be in full force and effect on and as of the Closing Date and/or the relevant Subsequent Closing Date, as applicable.

      5.1.4 NO CONFLICTING LAWS. No statute, rule or regulation shall have been enacted by any state, provincial, territorial or federal government or governmental agency which would prevent the consummation of the transactions at the Closing or the applicable Subsequent Closing contemplated hereby.

      5.2 CONDITIONS TO CLOSING OF THE PURCHASERS. Each Purchaser's obligation to purchase the Securities to be purchased by it at the Closing and at each Subsequent Closing is subject to the fulfillment to its satisfaction on or prior to the date of the Closing or such Subsequent Closing, as the case may be, (or waived in writing by such Purchaser in its sole discretion on or before the applicable Closing Date or Subsequent Closing Date, as the case may be) of each of the following conditions:

      5.2.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the US Company and the Canadian Company herein and pursuant hereto shall have been true and correct in all respects when made and shall be true and correct in all respects as of the Closing Date with the same force and effect as if made as of the Closing Date; except for such failure to be true and correct as would not, individually or in the aggregate, have a Material Adverse Effect (but disregarding for such purposes limitations on such representations and warranties based on "materiality" or "Material Adverse Effect") and except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of that date.

      5.2.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the US Company and the Canadian

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

Company on or prior to the Closing or any given Subsequent Closing, as the case may be, shall have been performed or complied with in all material respects and at such time the US Company and the Canadian Company shall not be in default in the performance of or compliance with any of the provisions of this Agreement, the terms of the Preferred Shares or any of the other Transaction Documents.

      5.2.3 COMPLIANCE CERTIFICATE. Each of the US Company and the Canadian Company shall have delivered to the Purchasers a certificate of the Chief Executive Officer of each such Company (or such other officer as may be acceptable to the Purchasers), dated the Closing Date or the relevant Subsequent Closing Date, as applicable, certifying to the fulfillment of the conditions specified in Sections 5.2.1, 5.2.2, and 5.2.7(a) of this Agreement.

      5.2.4 OPINION OF COMPANY'S COUNSEL. Such Purchaser shall have received from each of (i) Shearman & Sterling and (ii) Blake, Cassels & Graydon LLP, an opinion addressed to the Purchasers, dated the Closing Date or such Subsequent Closing Date, covering on a collective basis the matters set forth in EXHIBIT D hereto, in form and substance satisfactory to the Purchasers.

      5.2.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to such Purchaser and its counsel.

      5.2.6 ADDITIONAL CONDITIONS APPLICABLE TO THE CLOSING. On or prior to the Closing Date:

      (a) the closings under the Omni Agreements shall have occurred without waiver of any material closing condition set forth therein and in accordance with applicable law, and the Purchasers shall have received the most recent regularly prepared balance sheet and income statement of Omni;

      (b) the Canadian Company shall have entered into an amendment (the "CREDIT AGREEMENT AMENDMENT") of that certain Credit Agreement, dated as of June 27, 2002 (such agreement, as amended from time to time, and as the same may be amended, restated, supplemented, refinanced or replaced or otherwise modified by another Bank Credit Facility (as defined in the Certificate of Designations), the "CREDIT AGREEMENT"), between the Canadian Company and Bank of America, N.A. (Canada Branch), as Administrative Agent, Canadian Imperial Bank of Commerce, as Managing Agent, and various Lenders (as defined therein), in form and substance satisfactory to the Purchasers, which Credit Agreement Amendment shall become effective upon the Closing and the Purchasers shall have received a true and complete copy of the Credit Agreement Amendment;

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

      (c) the US Company and the Canadian Company shall have executed and delivered the Registration Rights Agreement substantially in the form set forth in EXHIBIT E hereto;

      (d) George E. Matelich and Michael B. Lazar, as representatives of the holders of the Preferred Shares, shall have been elected to the Board of Directors of the US Company effective upon the Closing and they (or their successors designated by the Purchasers) shall remain on the board in accordance with the terms of the Preferred Shares;

      (e) the Companies shall have entered into a financial advisory agreement with Kelso & Company, and, pursuant to such agreement, shall have paid $1,650,000 to Kelso & Company by wire transfer of immediately available funds; and

      (f) the Companies shall have discussed the transactions contemplated hereby with NASDAQ and NASDAQ shall not have objected to the terms of the transaction in light of applicable NASDAQ rules applicable to listed companies and shall have provided such confirmation to the Purchasers.

      5.2.7 ADDITIONAL CONDITIONS APPLICABLE TO THE SUBSEQUENT CLOSINGS. On or prior to any given Subsequent Closing Date:

      (a) the Canadian Company, the US Company and their Subsidiaries shall not have suffered any Material Adverse Effect after the Closing Date;

      (b) in the case of any Subsequent Closing, the US Company shall have paid to Kelso & Company by wire transfer of immediately available funds an amount equal to 3.0% multiplied by the product of (x) the number of Preferred Shares to be purchased and sold at such Subsequent Closing and (y) $1,000; and

      (c) Purchasers shall have approved in writing in their sole discretion the proposed use of proceeds from the sale of Securities at such Subsequent Closing (including, to the extent such proceeds will be used to finance a Subsequent Acquisition (as defined in Section 6.1(c)), the terms and conditions of such Subsequent Acquisition and the documentation relating thereto).

      5.3 CONDITIONS TO CLOSING OF THE US COMPANY. The US Company's obligation to sell the Securities to be purchased by each Purchaser at the Closing is subject to the fulfillment to the US Company's satisfaction on or prior to the Closing and each Subsequent Closing, as the case may be, (or waived in writing by the US Company in its sole discretion on or before the Closing Date or applicable Subsequent Closing Date, as the case may be) of the following conditions:

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      5.3.1 REPRESENTATIONS AND WARRANTIES CORRECT. In the case of the Closing
Date, the representations and warranties made by such Purchaser shall have been true and correct in all respects when made and shall be true and correct in all respects as of the Closing Date with the same force and effect as if made as of the Closing Date, except for such failure to be true and correct as would not, individually or in the aggregate, have a Purchaser Adverse Effect (but disregarding for such purposes limitations on such representations and warranties based on "materiality" or "Purchaser Adverse Effect") and except to the extent such representations and warranties are expressly made as of an earlier date, in which case, such representations and warranties shall be true and correct as of that date.

      5.3.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by such Purchaser on or prior to the Closing Date and each Subsequent Closing Date, as the case may be, shall have been performed or complied with in all respects and at such time such Purchaser shall not be in default in the performance of or compliance with any of the provisions of this Agreement.

                                   ARTICLE VI
                                   AGREEMENTS

      6.1 CONDUCT OF BUSINESS BY THE COMPANIES; UPDATED DISCLOSURE; SUBSEQUENT ACQUISITIONS.

      (a) Each of the US Company and the Canadian Company covenants and agrees that, prior to the Closing Date or earlier termination of this Agreement as provided herein (except as expressly contemplated by this Agreement, the other Transaction Documents, the Omni Agreements and the Migration), each of the US Company and the Canadian Company shall, and shall cause their respective Subsidiaries to, act and carry on their respective businesses in the ordinary course of business consistent with past practice and use its and their respective reasonable best efforts to preserve intact their current material business organizations, keep available the services of their current officers and employees (except for terminations of employees in the ordinary course of business) and preserve their material relationships with others having business dealings with them.

      (b) For purposes of any Subsequent Closing, any party may, no later than 10 days prior to a Subsequent Closing Date, supplement or amend the Schedule of Exceptions with respect to any matter arising after the date of the Closing (or last Subsequent Closing) preceding such Subsequent Closing which does not arise from or in connection with any breach of this Agreement or any other Transaction Document and which, if existing or occurring at the date hereof, would have been required to be set forth or described in such Schedule of Exceptions. Purchasers shall have the right to review

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

and comment on and/or reject any such supplemental or amended disclosure that either Purchaser reasonably believes is inadequate, whether because such update is open-ended, ambiguous, incomplete, inaccurate or unresponsive to the representations and warranties. Any matter disclosed and accepted in accordance with the immediately preceding sentence shall not, to the extent so disclosed, form the basis for any claim for indemnification pursuant to Section 7 hereof if the applicable Subsequent Closing occurs. The Purchasers will have a corresponding right to update their respective Schedule of Exceptions.

      (c) If either Company identifies a business that it wishes to acquire and wishes to finance such acquisition, in whole or in part, with proceeds from a sale of Subsequent Securities hereunder (any such proposed acquisition, a "SUBSEQUENT ACQUISITION"), such Company will promptly notify the Purchasers in writing and permit the Purchasers, to the extent they so request, (i) to conduct a due diligence investigation regarding such Subsequent Acquisition to the extent that either Company conducts such due diligence investigation and is permitted to allow the Purchasers access thereto and (ii) to have access to such information relating to the Companies and their Subsidiaries that the Purchasers consider relevant to their evaluation of the Subsequent Acquisition in light of the condition and affairs of the Companies and their Subsidiaries at such time.

      6.2 USE OF PROCEEDS. The US Company will use the proceeds from the sale of the Securities to fund the acquisitions pursuant to the Omni Agreements, to pay fees and expenses associated with the offering and sale of the Securities and for other general corporate purposes. The US Company (or after an Exchange Event, the Canadian Company) will use the proceeds from the sale of the Subsequent Securities in the manner agreed to by such Company and the Purchasers as contemplated by clause (c) of Section 5.2.7. For the avoidance of doubt, the proceeds from the sale of Subsequent Securities in the Special Migration Closing shall not be subject to clause (c) of Section 5.2.7.

      6.3 AVAILABILITY OF COMMON SHARES. Each Company will reserve 19,000,000 Common Shares for issuance upon exercise of the Warrants (including any warrants issuable in connection with any Exchange Event and any warrants issuable as provided in Section 6.7(c)). Neither Company will issue or agree to issue any Common Shares or options, rights or warrants to purchase Common Shares or securities convertible into or exchangeable for Common Shares or take any other action if, after giving effect thereto, the number of Common Shares remaining unissued and duly reserved for issuance upon exercise of the Warrants shall be insufficient to permit exercise of all of the Warrants (including in connection with any Exchange Event and any warrants issuable as provided in Section 6.7(c)).

      6.4 LISTING OF CONVERSION SHARES. Prior to the Migration, the US Company shall file with the Nasdaq Small Cap Market a listing application relating to its Common Shares that shall include the Conversion Shares of the US Company. Immediately upon

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

any Exchange Event, the Canadian Company shall file with the Nasdaq Small Cap Market a supplemental listing application relating to the conversion shares of the Canadian Company that would be issuable upon exercise of warrants in the Canadian Company issued in connection with an Exchange Event. The Company shall use its reasonable best efforts to cause any such Conversion Shares referred to in the prior two sentences to be listed on the Nasdaq Small Cap Market as soon as practicable after the date of filing, subject only to official notice of issuance, evidence of which shall be delivered by the Company to each of the Purchasers promptly following receipt thereof.

      6.5 REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. Each of the US Company and the Canadian Company, as applicable, shall timely file such information, documents and reports as it may be required to file under Section 13 or 15 of the Exchange Act. Each of the US Company and the Canadian Company acknowledges and agrees that the purposes of the requirements contained in this Section 6.5 are to enable the Purchasers to comply with the current public information requirement contained in paragraph (c) of Rule 144, if applicable, should any such Purchaser ever wish to dispose of any of the Conversion Shares without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision).

      6.6 EXCHANGE ACT FILINGS. Each of the US Company and the Canadian Company, as applicable, shall deliver to each Purchaser, as soon as practicable after the filing thereof, all filings made under the Exchange Act and amendments thereto filed by the US Company and the Canadian Company, as applicable, with the SEC.

      6.7 MIGRATION.

      (a) Each of the US Company and the Canadian Company shall take the actions described in EXHIBIT C hereto and shall use their reasonable best efforts to take all actions necessary or advisable and permitted by applicable law to complete the Migration on or before March 31, 2004 (the "MIGRATION OUTSIDE DATE") in compliance with all applicable laws and regulations. Each of the US Company and the Canadian Company shall update the Purchasers regularly on the terms and conditions of and progress made towards consummating such Migration.

      (b) Notwithstanding anything herein to the contrary, if the Migration does not occur on or prior to the Migration Outside Date, the Purchasers shall have the right to require the Canadian Company at any time following the expiration of the Consultation Period (as defined below) upon request by the Purchasers, to
(x) exchange the Preferred Shares for preferred shares in the capital of the Canadian Company having the revised terms set forth on EXHIBIT F hereto and (y) exchange the Warrants (including any Warrants issued pursuant to Section 6.7(c)) for warrants to purchase common shares in the capital of the Canadian Company having the revised terms set forth on EXHIBIT G hereto (with appropriate adjustments for the Warrants issued under Section 6.7(c)), and in

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

each case having economic and other rights and preferences with respect to the Canadian Company and its Subsidiaries that are substantially identical to those applicable to the US Company and its Subsidiaries immediately prior to such exchange (any such exchange, an "EXCHANGE EVENT"). If the Migration does not occur by the second anniversary of the Closing Date, the US Company will have the right to require that the Purchasers participate in an Exchange Event. Following any such Exchange Event, all references to any of the Securities or the Conversion Shares herein shall be deemed to refer to the new securities or conversion shares, respectively, of the Canadian Company issued in connection with the Exchange Event or thereafter. "CONSULTATION PERIOD" means a 60 day period following the Migration Outside Date, during which period the Companies and the Purchasers shall discuss in good faith whether there are structuring alternatives to an Exchange Event that would preserve for the Purchasers the economic and other rights associated with direct ownership of Securities and Conversion Shares issued by the Canadian Company that could be achieved without an exchange of Securities and Conversion Shares issued by the US Company, subject to the right of the Purchasers in their sole discretion to reject any such alternatives.

      (c) If the Migration does not occur on or prior to the Migration Outside Date, the US Company will issue to the Purchasers, on such date and for each calendar month period following such date until the Migration is consummated, an additional 250,000 Share Warrants (allocated based upon the same percentage reflected on the Schedule of Purchasers), in the form set forth as EXHIBIT H subject to an aggregate cap of the lower of (i) 6,000,000 additional Share Warrants issued under this Section 6.7(c) and (ii) any applicable limitation under the NASDAQ rules regarding the issuance of capital stock upon exercise of such Warrants without stockholder approval, provided that the foregoing obligation to issue additional Warrants will not apply to the extent the failure of the Migration to occur on or prior to the Migration Outside Date results solely from the failure of the Special Migration Closing to occur due to an unsatisfied condition under Section 5.1 which has not been waived by Purchasers and which, if waived by Purchasers, would permit the Special Migration Closing to occur, and provided further that the failure of the Special Migration Closing to occur did not result in whole or in part from a breach of the Companies' obligations under this Agreement (the failure of the Migration to occur under such circumstances, other than as set forth in the immediately proceeding proviso, an "EXCUSING EVENT").

      (d) Except as provided in the Transaction Documents or as part of the Migration, the US Company will not issue, sell or grant equity securities or engage in stock splits, stock combinations, reclassifications or similar events prior to the earlier of the Migration or an Exchange Event, it being the intent of the parties that upon the consummation of the Migration or an Exchange Event, the ownership interest of the Purchasers represented by the common stock issuable upon exercise of the Warrants in the US Company (in the event of a Migration) or in the Canadian Company (in the event of an Exchange Event) would be the same as if the Warrants issued prior to such event

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had been issued by the Canadian Company and Section 6 of the Warrant Agreement
relating to the Warrants will be interpreted to give effect to this intention.

      (e) During the Consultation Period, the Company will obtain any corporate or other approvals or consents necessary to implement an Exchange Event, if required by Purchasers, as of the end of such Consultation Period.

      6.8 OMNI OPERATIONS. Each of the US Company and the Canadian Company shall use its reasonable best efforts to cause Omni to complete construction of the landfill in Osceola County, Florida acquired pursuant to the Omni Agreements (the "OMNI LANDFILL"), to obtain all required permits and other authorizations from governmental authorities and to commence fully its landfill operations, in each case as soon as practicable.

      6.9 SPECIAL MEETING. The Canadian Company shall use its reasonable best efforts to take all actions necessary or advisable and permitted by applicable law and such Company's articles and By-Laws to obtain the Shareholder Approval on or before August 31, 2003, including, without limitation, (i) holding a special meeting as promptly as practicable for the purpose of voting upon the approval of the relevant issuances of Canadian Common Shares (it being understood that it is currently the Company's intention to seek approval of the Migration at such meeting) and also to seek approval of the issuance of Preferred Shares upon an Exchange Event (to the extent a new class of Preferred Stock will be issued under the circumstances described in Exhibit G hereto),
(ii) recommending that the securityholders of the Company vote to approve such issuances, and (iii) securing the requisite vote of securityholders for such issuances and in connection therewith shall solicit proxies and provide proxy statements to the shareholders of the Company in accordance with applicable corporate and securities laws.

      6.10 EFFORTS TO CONSUMMATE TRANSACTION; AGREEMENT TO COOPERATE.

      (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable consistent with applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; PROVIDED, however, that nothing in this Section 6.10 shall require any Purchaser or either Company to agree to any waiver or modification of this Agreement or any of the Transaction Documents (including, without limitation, any waiver or modification of any of the closing conditions set forth in Section 5) or any Purchaser to make an investment in either Company that is greater than the amount set forth opposite the Schedule of Purchasers.

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      (b) Without limiting the generality of the foregoing, and notwithstanding anything in this Agreement to the contrary, each Company shall use its reasonable best efforts to take or cause to be taken all reasonable action and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to obtain all governmental waivers, consents, authorizations, orders and approvals, all consents, amendments to or waivers from other parties under the terms of all Material Contracts and all other material permits, concessions, franchises or licenses applicable to such Company or its Subsidiaries required or advisable as a result of the transactions contemplated by this Agreement, the other Transaction Documents, the Omni Agreements, the Migration and the Exchange Event. The Canadian Company shall enter into the Credit Agreement Amendment (as defined in Section 5.2.6 and such Credit Agreement Amendment, to the extent not already permitted by the Credit Agreement, shall permit the transactions contemplated hereby, by the other Transaction Documents and the Omni Agreements (other than the Migration).

      6.11 ACCESS; NOTIFICATION OF CERTAIN MATTERS.

      (a) Upon reasonable notice, each of the US Company and the Canadian Company shall afford the Purchasers and their representatives reasonable access during normal business hours to the offices, properties, books, records and personnel of the US Company, the Canadian Company and their respective Subsidiaries and such additional information concerning the business and properties of the US Company, the Canadian Company and their respective Subsidiaries as the Purchasers and their representatives may reasonably request, PROVIDED, however, that the Purchasers and their representatives shall under no circumstances conduct any type of sampling or analysis of any environmental media or building material, or conduct any other Phase II-type investigation, without the written consent of the Companies, such consent to be withheld in the Companies' sole and absolute discretion. Each of the US Company and the Canadian Company shall instruct its and its respective Subsidiaries' employees, counsel and financial advisors to cooperate with the Purchasers in their investigation of the business of the US Company, the Canadian Company and their respective Subsidiaries.

      (b) Between the date hereof and the Closing or the earlier termination of this Agreement as provided herein, the Companies shall promptly (and in any event within two (2) business days after obtaining knowledge thereof) notify the Purchasers of any action or event which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

      6.12 TERMINATION. This Agreement may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date pursuant to a written notice of such termination, as follows:

      (a) by mutual written consent of the US Company and the Purchasers;

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      (b) by either the US Company or the Purchasers if the Closing shall not have occurred on or before May 30, 2003; PROVIDED, however, that the right to terminate this Agreement under this Section 6.12(b) shall not be available to any party whose breach has caused the failure of the Closing to occur on or before such date;

      (c) by either the US Company or the Purchasers if there shall be any restraining order, injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Closing or any of the other transactions contemplated hereby or by the other Transaction Documents which is final and nonappealable;

      (d) by the Purchasers, upon a breach of any representation, warranty, covenant or agreement on the part of the US Company or the Canadian Company set forth in this Agreement, or if any representation or warranty of the US Company or the Canadian Company shall have become untrue, such that the conditions set forth in Section 5.2 would not be satisfied ("TERMINATING COMPANY BREACH"); PROVIDED, however, that if such Terminating Company Breach is curable by the US Company or the Canadian Company through the exercise of its reasonable best efforts and for as long as the US Company or the Canadian Company continues to exercise such efforts, but not beyond the date specified in paragraph (b) above, the Purchasers may not terminate this Agreement under this Section 6.12(d); or

      (e) by the US Company, upon a breach of any representation, warranty, covenant or agreement on the part of either Purchaser set forth in this Agreement, or if any representation or warranty of either Purchaser shall have become untrue, such that the conditions set forth in Section 5.3 would not be satisfied ("TERMINATING PURCHASER BREACH").

      6.13 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 6.12, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Purchasers, the US Company or the Canadian Company, and all rights and obligations of each party hereto shall cease, other than the obligations set forth in Section 6.14 hereof; PROVIDED, however, that nothing herein shall relieve any party from liability for any willful or intentional breach of this Agreement.

      6.14 CONFIDENTIAL INFORMATION. The US Company, the Canadian Company and each Purchaser for themselves, their respective directors, officers, employees, affiliates, agents and representatives covenant with each other that they each will use all non-public information provided by or relating to the other parties acquired by them pursuant to the provisions of this Agreement or in the course of negotiations with, or examinations of, the other parties (the "CONFIDENTIAL INFORMATION") only in connection with the transactions contemplated hereby and not in any way detrimental to the other parties and

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

shall cause the Confidential Information obtained by them pursuant to this Agreement and such negotiations and examinations to be treated as confidential, except as may otherwise be required by law or the rules or regulations of Nasdaq or as may be necessary or appropriate in connection with the enforcement of this Agreement or any instrument or document referred to herein or contemplated hereby, and provided that to the extent that any such party or any affiliate thereof may become legally compelled to disclose any Confidential Information, such party shall give notice to and consult with the party providing such information prior to disclosing such information. Notwithstanding the foregoing no recipient of Confidential Information (each, a "RECIPIENT") shall be required to maintain the confidentiality of Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the Recipient or any party to whom the Recipient has disclosed such information; (ii) is obtained by the Recipient, on a non-confidential basis, from a third party that the Recipient does not know to be prohibited from disclosing such information or (iii) is already known by the Recipient at the time such information is received by the Recipient. In the event of termination of this Agreement, upon written notice, each Recipient will cause to be destroyed or delivered to the party providing such information all documents, work papers and other material containing Confidential Information obtained by it from such party, whether so obtained before or after the execution of this Agreement. Notwithstanding the foregoing, Confidential Information shall be deemed not to include the tax structure and tax treatment of the transactions contemplated by this Agreement (including the Migration), and each party may disclose the tax structure and tax treatment of such transactions, and may provide any materials in its possession relating to such tax structure and tax treatment (including tax opinions), to any Person without limitation.

      6.15 TAX COVENANTS. (a) Except as required by a change in law or administrative or judicial interpretation thereof, KIA, KEP, the U.S. Company and the Canadian Company shall report (including by virtue of withholding) the U.S. federal income tax consequences associated with the Preferred Shares and the Warrants in accordance with this Section 6.15. For U.S. federal income tax purposes: (i) the Preferred Shares shall be treated as "common stock" (and not as "preferred stock") for purposes of Section 305 of the Code and, as such, the Preferred Shares shall be treated as not subject to the "redemption premium" rules under Section 305 of the Code and (ii) any accrued and unpaid dividends that increase the "Liquidation Preference" (as defined in the Certificates of Designation) of any Preferred Share shall not be treated as distributions under
Section 305 of the Code until such dividends are actually declared by the Board of Directors and paid by the Company.

      (b) In the event that the Exchange Event occurs, (i) the US Company and the Canadian Company shall use reasonable best efforts to structure such exchange as a reorganization under Section 368(a)(1)(B) of the Code in which the Purchasers do not recognize for U.S. federal income tax purposes any gain inherent in the exchanged Preferred Shares or Warrants and shall treat such exchange accordingly and (ii) the

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Canadian Company shall reasonably cooperate with the Purchasers in structuring any redemption of the Preferred Shares of the Canadian Company following such Exchange Event in a manner that reduces or eliminates any Canadian withholding taxes. The Companies shall be deemed to have satisfied the requirements of clause (i) of this Section 6.15(b) if (x) the Purchasers expressly approve in writing the terms for structuring the Exchange Event as a reorganization under
Section 368(a)(1)(B) in which the Purchasers do not recognize for U.S. federal income tax purposes any gain inherent in the exchanged Preferred Shares or Warrants and (y) the Companies comply with (and such Exchange Event is consummated in accordance with) such terms.

      (c) The Companies shall pay all documentary, registration or stamp Taxes imposed by law in connection with the issuance, sale and delivery of the Securities hereunder and shall comply with all laws imposing such Taxes.

      (d) The Purchasers shall provide the US Company and the Canadian Company with all forms or certificates reasonably required or requested (in writing) for Tax reporting purposes.

      (e) Neither the US Company nor the Canadian Company shall exercise its right to redeem any Preferred Shares held by any Purchaser unless (i) such Company redeems 100% of the Preferred Shares owned by the Purchasers, (ii) such Company redeems a number of such Preferred Shares such that such redemption is treated as "substantially disproportionate" (within the meaning of Section 302(b)(2) of the Code) with respect to such Purchaser or (iii) the Purchasers determine in their reasonable discretion that such redemption will give rise to exchange treatment under Section 302(b) of the Code. In addition, if either the US Company or the Canadian Company redeems 100% of the Preferred Shares owned by the Purchasers and the Purchasers intend to retain any Warrants following such redemption, each of the Companies shall cooperate with the Purchasers in structuring such redemption so that such redemption is treated as an exchange under Section 302(b) of the Code. For the avoidance of doubt, the parties acknowledge and agree that, assuming the requirements of this Section 6.15(e) are satisfied, the US Company or the Canadian Company, as the case may be, shall be entitled to redeem any Preferred Shares held by any Purchaser without regard to any Canadian tax consequences resulting from such redemption. The Companies shall be deemed to have satisfied the requirements of this Section 6.15(e) with respect to any redemption if (x) the Purchasers expressly approve in writing the terms for such redemption as giving rise to exchange treatment under Section 302(b) of the Code and (y) the Companies comply with (and such redemption is consummated in accordance with) such terms.

      6.16 JOINT AND SEVERAL LIABILITY. The US Company and the Canadian Company shall be jointly and severally liable for any agreement or covenant hereunder (including, without limitation, the agreement to indemnify the Purchaser Indemnitees under Article

                                      xxxv


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VII hereof) of a Company, the US Company or the Canadian Company and each such agreement and covenant shall apply to and shall be deemed to have been agreed to, on a joint and several basis, by each of the US Company and the Canadian Company with respect to itself and with respect to the other.

      6.17 CERTIFICATE OF DESIGNATIONS; WARRANTS. From the Closing until any Exchange Event, the Canadian Company agrees that it shall not, and shall not permit any of its Subsidiaries to, take any of the actions specified in Section 5(b) of the Certificate of Designations and shall comply with Section 5(e) of the Certificate of Designations (assuming for this purpose that references in the Certificate of Designations to the "Corporation" also refer to the Canadian Company, MUTATIS MUTANDI) without receipt of the approval contemplated thereby. Similarly, during such period the Canadian Company will comply with Sections 7 and 9 of the Warrant Agreement relating to the Warrants. The US Company agrees that it will comply with its obligations under the Certificate of Designations as if such terms were set forth in full in this Agreement.

      6.18 DIVIDENDS. The Canadian Company and the US Company agree not to declare or pay any dividend on the Preferred Shares without the written consent of (i) the Purchasers and (ii) for so long as the Credit Agreement is in effect, the Administrative Agent (as defined in the Credit Agreement), it being agreed that solely for purposes of this Section 6.18, the term Credit Agreement shall include any successor credit agreement entered into to refinance the Credit Agreement. Notwithstanding Section 7.11, the foregoing sentence may not be amended without the consent of the Administrative Agent.

                                   ARTICLE VII
                                 INDEMNIFICATION

      7.1 INDEMNIFICATION BY THE COMPANY. The US Company and the Canadian Company shall indemnify, defend and hold harmless each Purchaser and its direct or indirect shareholders, partners, members, directors, managers, officers, employees, agents, representatives and affiliates, without duplication (such Purchaser and the foregoing related parties, collectively, the "PURCHASER INDEMNITEES") from and against all damages, losses, liabilities, claims, actions, suits, proceedings, judgments, Taxes, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), whether or not resulting from a third party claim (all of the foregoing hereinafter collectively referred to as a "LOSS") incurred by any of the Purchaser Indemnitees arising out of or as a result of: (i) any misrepresentation or breach of warranty made by the US Company or the Canadian Company herein or in any document or certificate delivered pursuant hereto, it being understood that all representations and warranties will be deemed restated as of each Subsequent Closing (incorporating any update to the Schedule of Exceptions that has been delivered and accepted in accordance with Section 6.1(b)) with respect to the Securities sold at such Subsequent Closing; and
(ii) any breach or nonfulfillment of any agreement or covenant made by the US Company

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or the Canadian Company herein or in any document or certificate delivered pursuant hereto.

      7.2 INDEMNIFICATION BY THE PURCHASERS. Each Purchaser, on a several and not joint basis, shall indemnify, defend and hold harmless the US Company and the Canadian Company and its direct or indirect shareholders, directors, officers, employees, agents, representatives and affiliates, without duplication (the "COMPANY INDEMNITEES") from and against all Losses incurred by any of the Company Indemnitees arising out of or as a result of: (i) any misrepresentation or breach of warranty made by such Purchaser herein or in any document or certificate delivered pursuant hereto; and (ii) any breach or nonfulfillment of any agreement or covenant made by such Purchaser herein or in any document or certificate delivered pursuant hereto.

      7.3 LIMITATIONS ON INDEMNIFICATION. No right to indemnification may be asserted under clause (i) of Section 7.1 or clause (i) of Section 7.2 (x) in respect of the representations and warranties set forth in Sections 3.6, 3.8, 3.10, 3.15, 3.19, 3.24 and 3.25, after the expiration of 12 months following the Closing Date or a Subsequent Closing Date, as the case may be, except any such rights to indemnification arising out of or in connection with any claim as to which notice has been given on or prior to the expiration of 12 months following the Closing Date or such Subsequent Closing Date, as the case may be, or (y) in respect of any other representations and warranties set forth in this Agreement, after the Closing Date or such Subsequent Closing Date, as the case may be. Notwithstanding anything herein to the contrary, a right to indemnification for breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.23, 4.1, 4.2, 4.3, 4.4 and 4.5 may be asserted under this Article VII indefinitely. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit in any way any party's remedies in respect of fraud or intentional misrepresentation or omission or an intentional breach of this Agreement.

      7.4 NOTICE AND DEFENSE OF CLAIMS. The following provisions shall only apply in the event of a third-party claim.

      (a) If any action or proceeding be commenced, or if any claim, demand or assessment be asserted, in respect of which any party (an "INDEMNITEE") proposes to hold any other party (the "INDEMNITOR") liable under the indemnity provisions of this Article VII (a "CLAIM"), such Indemnitee shall notify the Indemnitor in writing of such Claim in a timely manner and, in any event, within any applicable time period specified in Section 7.3; PROVIDED, however, that, so long as such notice is given within the applicable time period specified in
Section 7.3, an Indemnitee's failure to give timely notice to an Indemnitor shall not constitute a defense (in whole or in part) to any claim for indemnification by such Indemnitee unless, and only to the extent that, such failure results in material prejudice to the Indemnitor. Such Indemnitor shall be entitled, at its sole cost and expense, to contest or defend the same with counsel of its own choosing,

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

reasonably acceptable to such Indemnitee, and such Indemnitee shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Indemnitor, not to be unreasonably withheld, and such Indemnitee (and its successors and assigns) shall cooperate with the Indemnitor in the contest or defense thereof (and the Indemnitor shall reimburse such Indemnitee for such Indemnitee's reasonable actual out-of-pocket expenses incurred in connection with such cooperation) and such Indemnitee shall enter into any settlement with respect thereto recommended by the Indemnitor so long as (i) the amount of such settlement is paid by the Indemnitor, (ii) no obligation to perform or refrain from performing any act or to admit to any fault shall be imposed upon such Indemnitee by reason thereof and (iii) such settlement otherwise is reasonable under the applicable circumstances.

      (b) If (i) the Indemnitee shall have given the Indemnitor at least 30 days prior written notice that, in the event the Indemnitor fails to assume the defense of any Claims as provided in Section 7.4(a), such Indemnitee intends to assume the defense of such Claim and (ii) the Indemnitor fails to assume the defense of such Claim as provided in Section 7.4(a) by the end of such thirty
(30) day period or such later reasonable time (which shall be such period of time as will not result in material prejudice to the rights of such Indemnitee), then such Indemnitee shall have the right to prosecute and conduct its own defense by counsel of its choice (including appropriate local counsel), and in connection therewith shall have full right to conduct the defense thereof and to enter into any compromise or settlement thereof with the consent of the Indemnitor (which shall not unreasonably be withheld, conditioned or delayed). Such defense shall be at the reasonable cost and expense of the Indemnitor and the Indemnitor shall reimburse such Indemnitee promptly and periodically for the reasonable costs of defending against such Claim. Notwithstanding Section 7.4(a) and the foregoing sentence, any Indemnitee shall be entitled to conduct its own defense at the reasonable cost and expense of the Indemnitor if not doing so would materially prejudice such Indemnitee by virtue of a conflict between the interests of such Indemnitee and the Indemnitor, and provided further that in any event such Indemnitee may participate in such defense at its own expense.

      7.5 EXCLUSIVE REMEDIES. Following the Closing, the indemnification provisions of Sections 7.1 and 7.2, subject to Section 7.3, shall be the sole and exclusive remedies for the Purchasers and the Companies, as applicable, for any breach by the other party of the representations and warranties in this Agreement and for any failure by the other party to perform and comply with any covenants and agreements contained in this Agreement which by their terms are required to be performed on or before the Closing. No breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Purchasers, on the one hand, or the Companies, on the other hand, after the consummation of the purchase and sale of the Initial Securities contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated by the other Transaction Documents.

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      7.6 LIMITATION OF LIABILITY. Neither the Purchasers nor the Companies
shall have any liability under any provision of this Agreement or the other Transaction Documents for any punitive, special or incidental damages.

      7.7 TREATMENT AS A PURCHASE PRICE ADJUSTMENT. Any indemnification payment made pursuant to this Agreement and any Warrants issued pursuant to Section 6.7(c) shall be treated as an adjustment of the purchase price paid under this Agreement.

      7.8 COMPUTATION OF CERTAIN LOSSES IN RESPECT OF TAXES. In the event that any income or gain is recognized by any Purchaser Indemnitee in respect of the investment in either Company by a Purchaser and such income or gain arises out of or results from the breach or nonfulfillment of any agreement or covenant made by the US Company or the Canadian Company in Section 6.15, the Loss of such Purchaser Indemnitee for purposes of Section 7.1 shall be computed (i) based on the highest marginal Tax rate generally applicable to such Purchaser Indemnitee in respect of such type of income or gain (E.G., the applicable rate for a U.S. individual in respect of long-term capital gain is generally 20% and the applicable rate for a U.S. tax-exempt organization in respect of dividend income is generally 0%), (ii) assuming that the only items of income, gain, loss and deduction of such Purchaser Indemnitee are those arising from the investment in either Company by such Purchaser and (iii) based on other reasonable assumptions in light of the circumstances in which the indemnity arises such that the amount of the Loss is computed without examining the actual Tax returns of the Purchaser Indemnitee or the items thereon, PROVIDED, however, that the Loss shall be computed without regard to any future reduction in Tax that such Purchaser Indemnitee may realize as a result of any step-up in Tax basis associated with the income or gain giving rise to such Loss.



                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

      (a) This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to its principles or rules of conflicts of laws, to the extent that such principles or laws would require the application of the law of another jurisdiction.

      (b) Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case physically located in the borough of Manhattan, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the

                                     xxxix


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exclusive jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over it, and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement in any of the aforementioned courts, that such courts lack personal jurisdiction over it. Each of the US Company and the Canadian Company further irrevocably agrees that service of all writs, process and summonses in any proceeding or any suit, action, proceeding to enforce or execute any judgment brought against it in the State of New York may be made upon CT Corporation System, presently located at 111 Eighth Avenue, New York,
New York 10011, U.S.A., which is hereby appointed agent of the US Company and the Canadian Company for service of process in the State of New York with respect to disputes arising under this Agreement.

      (c) Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (b) above and hereby further irrevocably, to the extent permitted by applicable law, waives its rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the Closing and each Subsequent Closing to the extent provided in Section 7.3.

      8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors of the parties hereto; PROVIDED, however, that the US Company and the Canadian Company may not assign any of their rights hereunder. Prior to the Closing, each Purchaser may assign any rights hereunder to any Affiliate of such Purchaser. After the Closing, each Purchaser may assign any rights hereunder to any transferee or assignee of such Purchaser's Securities; PROVIDED, however, that no such assignment of rights shall relieve the Purchasers of any liability hereunder.

      8.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including, without limitation, the Schedule of Exceptions and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof. No written (except as explicitly stated therein) or oral statements made by or on behalf of the Companies, other than in this Agreement, shall constitute representations or warranties within the meaning of this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the US Company and the Purchasers.

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      8.5 NOTICES. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

            If to the US Company or to the Canadian Company, to it at:

            Capital Environmental Resource Inc.
            1005 Skyview Drive
            Burlington, Ontario L7P 5B1
            Attention:  Thomas E. Durkin, III
            Facsimile:  (905) 319-9050

            with a copy (which shall not constitute notice) to:

            Shearman & Sterling
            599 Lexington Avenue
            New York, NY  10022
            Attention:  Stephen M. Besen, Esq.
            Facsimile:  (212) 848-7179

            with a copy (which shall not constitute notice) to:

            Blake, Cassels & Graydon LLP
            Suite 2800, Box 25
            Commerce Court West
            199 Bay Street
            Toronto, Ontario M5L 1A9
            Attention:  Alan Bell
            Facsimile:  (416) 863-2653

            If to the Purchasers, to them at:

            Kelso Investment Associates VI, L.P.
            KEP VI, LLC
            c/o Kelso & Company
            24th Floor
            320 Park Avenue
            New York, New York  10022
            Attention:  James J. Connors, II, Esq.
            Facsimile:  (212) 751-3939

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

            with a copy (which shall not constitute notice) to:

            Debevoise & Plimpton
            919 Third Avenue
            New York, NY 10022
            Attention:  Kevin M. Schmidt, Esq.
            Facsimile:  212-909-6836

      With notice thereof to the US Company, each Purchaser may change its address or fax number for purposes of this Section 7.12.

      8.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities, upon any breach or default of the US Company or the Canadian Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any Securities of any breach or default under this Agreement, or any waiver on the part of any holder of any Securities of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

      (a) RIGHTS; SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      8.7 EXPENSES. The US Company and the Canadian Company shall bear their own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, (i) the US Company and/or the Canadian Company will pay at the Closing, at each Subsequent Closing and from time to time upon demand by the Purchasers all reasonable out-of-pocket fees, costs and expenses of the Purchasers (including, without limitation, reasonable out-of-pocket fees and expenses of counsel to the Purchasers) with respect to any purchase or sale of the Securities and (ii) the US Company and/or the Canadian Company will pay any and all fees, costs or expenses associated with any filing or notice required to be made under applicable law in connection with any Securities, hereunder (including, without limitation, under the HSR Act); PROVIDED, however, that the US Company and/or the Canadian Company will only pay the fees, costs or expenses associated with any filing or notice required to be made under the HSR Act, 1 (one) time and 1
(one) time in connection with any Change of Control (as defined in the Certificate of Designations).

                                      xlii

8.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                     xliii

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                 WASTE SERVICES, INC.


                                 By: /s/ Thomas E. Durkin
                                    ------------------------------------
                                     Name:  Thomas E. Durkin III
                                     Title: Secretary


                                 CAPITAL ENVIRONMENTAL
                                 RESOURCE INC.


                                 By: /s/ Thomas E. Durkin
                                    ------------------------------------
                                     Name:  Thomas E. Durkin III
                                     Title: Secretary


                                 KELSO INVESTMENT ASSOCIATES VI, L.P.

                                 By:  Kelso GP VI, LLC
                                      Its General Partner


                                 By: /s/ George E. Matelich
                                    --------------------------------------
                                      Managing Member


                                   KEP VI, LLC


                                 By: /s/ George E. Matelich
                                    --------------------------------------
                                      Managing Member



                                      xliv